                                                                    Exhibit 23.1


        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-74720, 33-80852, 333-09095, 333-44667, 333-44669,
333-36639, 33-92900, 333-00500 and 333-36645) pertaining to the 1989 Stock Plan,
1993 Employee Stock Purchase Plan, 1993 Employee Stock Bonus Plan, 1994 Non-Employee Directors' Stock Option Plan and 1997 Equity Incentive Plan of Axys Pharmaceuticals, Inc. of our report dated February 5, 1999 with respect to the consolidated financial statements of Axys Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


ERNST & YOUNG LLP

Palo Alto, California
March 30, 1999




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